UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 2025
CNX Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center
1000 Horizon Vue Drive
Canonsburg, Pennsylvania 15317

(Address of principal executive offices)
(Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 17, 2025, Nicholas J. DeIuliis, the Chief Executive Officer and a member of the Board of Directors (the “Board”) of CNX Resources Corporation (the “Company”), informed the Company of his intention to retire on December 31, 2025 (the “Transition Date”) as Chief Executive Officer of the Company, effective as of the Transition Date. Mr. DeIuliis will remain a non-executive employee of the Company after the Transition Date through and until February 2, 2026 (the “Retirement Date”), on which date he intends to retire as an employee of the Company. Mr. DeIuliis will remain on the Board following the Transition Date and the Retirement Date.

On September 17, 2025, the Board appointed Alan K. Shepard, the Company’s current President and Chief Financial Officer, to serve as the Company’s President and Chief Executive Officer, effective as of January 1, 2026 (the “Appointment Date”). The Board also voted to increase the size of the Board from seven to eight directors and elected Mr. Shepard to serve as a member of the Board, as of the Appointment Date. The appointment of Mr. Shepard as President and Chief Executive Officer and election of Mr. Shepard as a director are contingent on his remaining an employee of the Company through the Appointment Date.

Mr. Shepard, age 44, joined the Company in 2020 and has served as the Company’s Chief Financial Officer since June 2022 and President and Chief Financial Officer since June 2025. From February 2020 until June 2022, Mr. Shepard served as the Company’s Vice President -- Accounting and Chief Accounting Officer. During his tenure at the Company, he has been instrumental in developing and implementing the Company’s seven-year plan, driving capital allocation strategy, and leading various strategic initiatives, including the recent Apex Energy acquisition.

The Compensation Committee of the Board will determine any changes to Mr. Shepard’s compensation in connection with his appointment as President and Chief Executive Officer of the Company at a later date. Mr. Shepard will not receive any compensation for his service on the Board.

There are no arrangements or understandings between Mr. Shepard and any other persons pursuant to which he was selected as President and Chief Executive Officer of the Company or as a member of the Board. Mr. Shepard does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CNX RESOURCES CORPORATION

By: /s/ Timothy S. Bedard
Name: Timothy S. Bedard
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated: September 22, 2025